Exhibit 99.1

Thryv Grows SaaS Revenue 26% Year-Over-Year in Third Quarter 2022

Raises Revenue and EBITDA Guidance for Full Year 2022

DALLAS, November 3, 2022 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the leading small business software platform, announced that it grew its SaaS revenue 26% year-over-year in the third quarter of 2022 and has raised revenue guidance for full year 2022.

“We are pleased to report a strong third quarter as we continue to make tremendous progress on our strategic priorities,” said Joe Walsh, Chairman and CEO. “Our SaaS revenue growth, up 26% year-over-year, was ahead of our SaaS guidance targets. Subscribers and ARPU both grew at double digits year-over-year. These strides reflect our investment in our product and client success team.”

As a result of a strong third quarter exceeding guidance, Thryv is increasing guidance for full year 2022 SaaS revenue and Marketing Services revenue and Adjusted EBITDA.

“We are transforming the small business sector one business at a time, supporting entrepreneurs as they move their operations to the cloud. We focus on our clients' engagement and usage which drives their loyalty and spend and allows us to deliver on our objectives," Walsh continued. "In support of our goal of international expansion, we recently announced the opening of our regional HQ in Toronto, the hiring of our Canadian sales team and key partnerships with GetinTheLoop and the Canadian Franchise Association. Marie Caron, our international president, is succeeding in making a difference and assisting our clients as we expand across the globe.”

“On a daily basis, our employees are helping small businesses succeed. We view employee experience as strategically important because clients benefit from our employees' commitment. In fact, Thryv was named to Newsweek's America's 100 Most Loved Workplaces for 2022. We are proud our employees feel this way - and in return, it helps our clients have a great experience when they work with us.”

Third Quarter 2022 Financial Highlights:

Revenue
•Total SaaS1 revenue was $56.6 million, a 26.1% increase year-over-year
•Total Marketing Services2 revenue was $224.0 million, an 11.2% decrease year-over-year
•Consolidated total revenue was $280.7 million, a decrease of 5.6% year-over-year

Profitability
•Consolidated net income was $13.3 million
1 Total SaaS revenue in the U.S. and International segments was $55.4 million and $1.3 million for the three months ended September 30, 2022, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $197.2 million and $26.8 million for the three months ended September 30, 2022, respectively.

•Consolidated Adjusted EBITDA3 was $65.4 million, representing an Adjusted EBITDA margin of 23.3%
•Total SaaS4 Adjusted EBITDA loss was $2.2 million
•Total Marketing Services5 Adjusted EBITDA was $67.6 million, representing an Adjusted EBITDA margin of 30.2%
•Consolidated Gross Profit was $175.6 million, a decrease of 9.1% year-over-year
•Consolidated Adjusted Gross Profit6 was $185.6 million
•SaaS Gross Profit was $34.4 million, representing a Gross Profit Margin of 60.8%
•SaaS Adjusted Gross Profit7 was $35.9 million, representing an Adjusted Gross Profit Margin of 63.5%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)8 increased to $377 for the third quarter of 2022, compared to $340 in the third quarter of 2021
•Total SaaS clients increased 13% year-over-year to 51 thousand for the third quarter of 2022
•Seasoned Net Dollar Retention9 was 92% at end of the third quarter of 2022
•SaaS monthly active users10 increased 19% year-over-year to 37 thousand active users for the third quarter of 2022
•ThryvPay annualized total payment volume of approximately $160 million for the third quarter of 2022
Outlook
Based on information available as of November 3, 2022, Thryv is raising guidance11 for the full year 2022 as indicated below:
For the fourth quarter of 2022, the Company expects:
•Total SaaS revenue in a range of $57.0 to $58.0 million
•Total SaaS Adjusted EBITDA loss11 in a range of $3.4 to $4.4 million
•Total Marketing Services revenue in a range of $199.0 to $209.0 million

3Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Measures” below for additional information.
4 Total SaaS Adjusted EBITDA in the U.S. was $0.4 million and Total SaaS International Adjusted EBITDA loss was $2.6 million for the three months ended September 30, 2022.
5 Marketing Services Adjusted EBITDA in the U.S. and International segments was $61.8 million and $5.8 million for the three months ended September 30, 2022, respectively. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
6 Adjusted Gross Profit is a non-GAAP financial measure. See “Non-GAAP Measures" below for additional information.
7 SaaS Adjusted Gross Profit and Adjusted Gross Profit margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
8 Defined as total client billings by month divided by the number of revenue-generating units during the month.
9 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
10 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.
11 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

For the full year 2022, the Company expects:
•Total SaaS revenue in a range of $214.0 to $215.0 million
•Total SaaS Adjusted EBITDA loss12 in a range of $14.5 to $15.5 million
•Total Marketing Services revenue in a range of $965.0 to $975.0 million
•Total Marketing Services Adjusted EBITDA13 in a range of $338.0 to $341.0 million

12 A reconciliation of Total SaaS Adjusted EBITDA loss, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.
13 A reconciliation of Total Marketing Services Adjusted EBITDA, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, November 3, 2022 at 8:30 a.m. (Eastern Time) to discuss the Company's third quarter 2022 results.

For analysts to register for this conference call, please use this link. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$280,650	$297,290	$923,020	$868,943
Cost of services	105,011	104,167	321,543	314,934
Gross profit	175,639	193,123	601,477	554,009

Operating expenses:
Sales and marketing	89,891	94,343	275,659	258,277
General and administrative	54,670	32,983	159,514	107,362
Impairment charges	—	—	222	3,611
Total operating expenses	144,561	127,326	435,395	369,250

Operating income	31,078	65,797	166,082	184,759
Other income (expense):
Interest expense	(13,720)	(12,050)	(40,584)	(38,159)
Interest expense, related party	(850)	(4,496)	(3,505)	(13,229)
Other components of net periodic pension (cost) benefit	(3,928)	273	5,295	998
Other income (expense)	6,941	(98)	15,567	(4,157)
Income before income tax expense	19,521	49,426	142,855	130,212
Income tax expense	(6,241)	(13,802)	(38,062)	(33,723)
Net income	$13,280	$35,624	$104,793	$96,489
Other comprehensive income (loss):
Foreign currency translation adjustment	(7,920)	(4,100)	(12,611)	(8,545)
Comprehensive income	$5,360	$31,524	$92,182	$87,944

Net income per common share:
Basic	$0.39	$1.05	$3.06	$2.87
Diluted	$0.37	$0.95	$2.86	$2.67

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,269,274	34,013,897	34,289,333	33,585,488
Diluted	35,811,473	37,620,116	36,698,395	36,110,702

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets
Cash and cash equivalents	$14,312	$11,262
Accounts receivable, net of allowance of $13,142 in 2022 and $17,387 in 2021	290,103	279,053
Contract assets, net of allowance of $42 in 2022 and $88 in 2021	3,121	5,259
Taxes receivable	12,860	14,711
Prepaid expenses	28,253	22,418
Indemnification asset	25,818	24,346
Other current assets	12,626	13,596
Total current assets	387,093	370,645
Fixed assets and capitalized software, net	42,144	50,938
Goodwill	664,619	671,886
Intangible assets, net	45,330	82,577
Deferred tax assets	126,721	90,565
Other assets	23,974	33,891
Total assets	$1,289,881	$1,300,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,203	$8,610
Accrued liabilities	133,063	131,813
Current portion of unrecognized tax benefits	31,243	29,771
Contract liabilities	31,733	51,726
Current portion of long-term debt	70,000	70,000
Other current liabilities	11,644	15,214
Total current liabilities	295,886	307,134
Term Loan, net	349,044	309,672
Term Loan, related party	25,827	142,875
ABL Facility	58,856	39,929
Pension obligations, net	111,942	140,167
Deferred tax liabilities	832	10,798
Other liabilities	25,568	35,212
Total long-term liabilities	572,069	678,653
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 61,160,731 shares issued and 34,475,189 shares outstanding at September 30, 2022; and 60,830,853 shares issued and 34,145,311 shares outstanding at December 31, 2021	612	608
Additional paid-in capital	1,099,313	1,084,288
Treasury stock - 26,685,542 shares at September 30, 2022 and December 31, 2021	(468,879)	(468,879)
Accumulated other comprehensive income (loss)	(20,658)	(8,047)
Accumulated deficit	(188,462)	(293,255)
Total stockholders' equity	421,926	314,715
Total liabilities and stockholders' equity	$1,289,881	$1,300,502

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities	(unaudited)	(unaudited)
Net income	$104,793	$96,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,954	80,675
Amortization of debt issuance costs	4,327	3,431
Deferred income taxes	(23,222)	(57,823)
Provision for credit losses and service credits	18,325	13,806
Stock-based compensation expense	10,140	6,232
Other components of net periodic pension (benefit)	(5,295)	(998)
Impairment charges	222	3,611
(Gain) loss on foreign currency exchange rates	(4,447)	748
Bargain purchase gain	(10,245)	—
Other	489	1,961
Changes in working capital items, excluding acquisitions:
Accounts receivable	(8,930)	48,791
Contract assets	2,226	3,837
Prepaid expenses and other assets	16,485	(3,184)
Accounts payable and accrued liabilities	(36,956)	(64,377)
Other liabilities	(29,645)	(11,660)
Net cash provided by operating activities	104,221	121,539

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(19,345)	(20,053)
Proceeds from the sale of fixed assets	—	63
Acquisition of a business, net of cash acquired	(22,793)	(175,370)
Net cash (used in) investing activities	(42,138)	(195,360)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	418,070
Proceeds from Term Loan, related party	—	260,930
Payments of Term Loan	(73,164)	(86,199)
Payments of Term Loan, related party	(8,347)	(36,801)
Payments of Senior Term Loan	—	(335,821)
Payments of Senior Term Loan, related party	—	(113,789)
Proceeds from ABL Facility	746,689	793,604
Payments of ABL Facility	(727,762)	(816,661)
Proceeds from exercises of stock options and stock warrants	4,888	18,144
Other	—	(13,960)
Net cash (used in) provided by financing activities	(57,696)	87,517

Effect of exchange rate changes on cash and cash equivalents	(1,610)	(3,446)
Increase in cash and cash equivalents and restricted cash	2,777	10,250
Cash and cash equivalents and restricted cash, beginning of period	13,557	2,406
Cash and cash equivalents and restricted cash, end of period	$16,334	$12,656

Supplemental Information
Cash paid for interest	$42,435	$52,491
Cash paid for income taxes, net	$53,673	$58,491

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended September 30,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$197,174	$213,210	$(16,036)	(7.5)%
SaaS	55,353	44,800	10,553	23.6%
Thryv International (2)
Marketing Services	26,833	39,149	(12,316)	(31.5)%
SaaS	1,290	131	1,159	NM
Consolidated Revenue	$280,650	$297,290	$(16,640)	(5.6)%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$126,846	$149,252	$(22,406)	(15.0)%
SaaS	33,827	27,753	6,074	21.9%
Thryv International (2)
Marketing Services	14,351	16,347	(1,996)	(12.2)%
SaaS	615	(229)	844	NM
Consolidated Segment Gross Profit	$175,639	$193,123	$(17,484)	(9.1)%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$61,802	$96,231	$(34,429)	(35.8)%
SaaS	398	(5,508)	5,906	107.2%
Thryv International (2)
Marketing Services	5,807	14,013	(8,206)	(58.6)%
SaaS	(2,575)	(2,377)	(198)	8.3%
Consolidated Adjusted EBITDA	$65,432	$102,359	$(36,927)	(36.1)%

(1)    Thryv U.S. includes Vivial results of operations subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results of operations subsequent to the March 1, 2021 acquisition date.

	Nine Months Ended September 30,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$632,277	$643,938	$(11,661)	(1.8)%
SaaS	153,863	123,437	30,426	24.6%
Thryv International (2)
Marketing Services	133,715	101,428	32,287	31.8%
SaaS	3,165	140	3,025	NM
Consolidated Revenue	$923,020	$868,943	$54,077	6.2%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$415,130	$442,244	$(27,114)	(6.1)%
SaaS	95,328	76,234	19,094	25.0%
Thryv International (2)
Marketing Services	89,694	35,755	53,939	150.9%
SaaS	1,325	(224)	1,549	NM
Consolidated Segment Gross Profit	$601,477	$554,009	$47,468	8.6%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$211,871	$277,546	$(65,675)	(23.7)%
SaaS	(3,769)	(7,311)	3,542	48.4%
Thryv International (2)
Marketing Services	64,449	36,182	28,267	78.1%
SaaS	(7,402)	(2,372)	(5,030)	NM
Consolidated Adjusted EBITDA	$265,149	$304,045	$(38,896)	(12.8)%

(1)    Thryv U.S. includes Vivial results subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA
Net income	$13,280	$35,624	$104,793	$96,489
Income tax expense	6,241	13,802	38,062	33,723
Interest expense	14,570	16,546	44,089	51,388
Depreciation and amortization expense	23,393	31,049	65,954	80,675
Loss on termination of leaseback obligations	—	—	—	3,409
Restructuring and integration expenses (1)	3,790	2,312	14,439	15,036
Transaction costs (2)	1,461	3,987	4,797	19,973
Stock-based compensation expense (3)	4,402	2,340	10,140	6,232
Other components of net periodic pension cost (benefit) (4)	3,928	(273)	(5,295)	(998)
Non-cash (gain) from remeasurement of indemnification asset (5)	(585)	(404)	(1,472)	(1,248)
Impairment charges	—	—	222	3,611
Other (6)	(5,048)	(2,624)	(10,580)	(4,245)
Adjusted EBITDA	$65,432	$102,359	$265,149	$304,045
(1)For the three and nine months ended September 30, 2022 and 2021, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)Expenses related to our direct listing, Thryv Australia and Vivial acquisitions and other transaction costs.
(3)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(4)Other components of net periodic pension cost (benefit) is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension cost (benefit) relates to the mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily includes expenses related to potential non income-based tax liabilities and foreign exchange-related expense. Additionally, during the nine months ended September 30, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended September 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$126,846	$33,827	$14,351	$615	$175,639
Plus:
Depreciation and amortization expense	4,593	1,287	3,739	195	9,814
Stock-based compensation expense	85	22	—	—	107
Adjusted Gross Profit	$131,524	$35,136	$18,090	$810	$185,560
Gross Margin	64.3%	61.1%	53.5%	47.7%	62.6%
Adjusted Gross Margin	66.7%	63.5%	67.4%	62.8%	66.1%

	Three Months Ended September 30, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$149,252	$27,753	$16,347	$(229)	$193,123
Plus:
Depreciation and amortization expense	4,442	942	9,510	36	14,930
Stock-based compensation expense	127	29	—	—	156
Adjusted Gross Profit	$153,821	$28,724	$25,857	$(193)	$208,209
Gross Margin	70.0%	61.9%	41.8%	(174.8)%	65.0%
Adjusted Gross Margin	72.1%	64.1%	66.0%	(147.3)%	70.0%

	Nine Months Ended September 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$415,130	$95,328	$89,694	$1,325	$601,477
Plus:
Depreciation and amortization expense	13,381	3,278	11,771	337	28,767
Stock-based compensation expense	251	63	—	—	314
Adjusted Gross Profit	$428,762	$98,669	$101,465	$1,662	$630,558
Gross Margin	65.7%	62.0%	67.1%	41.9%	65.2%
Adjusted Gross Margin	67.8%	64.1%	75.9%	52.5%	68.3%

	Nine Months Ended September 30, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$442,244	$76,234	$35,755	$(224)	$554,009
Plus:
Depreciation and amortization expense	13,485	2,598	26,869	39	42,991
Stock-based compensation expense	265	55	—	—	320
Adjusted Gross Profit	$455,994	$78,887	$62,624	$(185)	$597,320
Gross Margin	68.7%	61.8%	35.3%	(160.0)%	63.8%
Adjusted Gross Margin	70.8%	63.9%	61.7%	(132.1)%	68.7%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended September 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$197,174	$26,833	$224,007	$55,353	$1,290	$56,643
Adjusted EBITDA	61,802	5,807	67,609	398	(2,575)	(2,177)
Adjusted EBITDA Margin	31.3%	21.6%	30.2%	0.7%	(199.6)%	(3.8)%

	Three Months Ended September 30, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$213,210	$39,149	$252,359	$44,800	$131	$44,931
Adjusted EBITDA	96,231	14,013	110,244	(5,508)	(2,377)	(7,885)
Adjusted EBITDA Margin	45.1%	35.8%	43.7%	(12.3)%	NM	(17.5)%

	Nine Months Ended September 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$632,277	$133,715	$765,992	$153,863	$3,165	$157,028
Adjusted EBITDA	211,871	64,449	276,320	(3,769)	(7,402)	(11,171)
Adjusted EBITDA Margin	33.5%	48.2%	36.1%	(2.4)%	(233.9)%	(7.1)%

	Nine Months Ended September 30, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$643,938	$101,428	$745,366	$123,437	$140	$123,577
Adjusted EBITDA	277,546	36,182	313,728	(7,311)	(2,372)	(9,683)
Adjusted EBITDA Margin	43.1%	35.7%	42.1%	(5.9)%	NM	(7.8)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”) to grow and modernize their operations so they can compete and win in today's economy. Over 50,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for approximately 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
214-392-9609
paige.blankenship@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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